ADDITIONAL FUNDS SUPPLEMENT

May 18, 2026

State Street Bank and Trust Company

One Congress Street, Suite 1,

Boston,

MA 02114-2016,

USA

Attention: State Street

Re:	New series for Columbia ETF Trust I and Appendix A Fund List Update

Ladies and Gentlemen:

With respect to that certain Custody Agreement between State Street Bank and Trust Company and Columbia ETF Trust I, dated October 2, 2025 (the “Agreement”), please be advised that Columbia ETF Trust I has established 2 new series to be known as Columbia Research Enhanced Core Premium Income ETF and Columbia High Dividend Premium Income ETF (each, a New Series).

Columbia ETF Trust I hereby requests that State Street will act as service provider for each New Series under the terms of the Agreement, as of 3rd June 2026 (the “Effective Date”).

Also, the Agreement and its Appendix A are amended to reflect the following changes:

1.	The following funds will be deleted from the Agreement and Appendix A:

•	Columbia Funds Series Trust I: Columbia Core Bond Fund

•	Columbia Funds Series Trust II: Columbia Integrated Large Cap Growth Fund

•	Columbia Funds Series Trust II: Columbia Integrated Large Cap Value Fund

2.	The following funds are renamed in Appendix A:

•	Columbia Funds Series Trust I: Multi-Manager Large Cap Growth Fund name is changed to Columbia Integrated Large Cap Growth Fund II

•	Columbia Funds Variable Series Trust II: CTIVP - American Century Diversified Bond Fund name is changed to CTIVP - Fidelity Institutional AM® Total Return Bond Fund

•	Columbia Funds Variable Series Trust II: CTIVP - BlackRock Global Inflation-Protected Securities Fund to CVIP - BlackRock Global Inflation-Linked Securities Fund

•	Columbia Funds Variable Series Trust II: CTIVP - TCW Core Plus Bond Fund to CTIVP - TCW Total Return Bond Fund

The revised version of Appendix A to the Agreement is attached to this letter.

The Agreement shall remain in full force and effect, except that it shall be modified as set forth herein. Any capitalized terms that are used but not defined in this Letter shall have the meeting ascribed to them in the Agreement.

By executing this letter, the parties (i) assume all of the obligations and responsibilities under the Agreement as if such New Series were originally parties to the Agreement and (ii) agree to be bound thereby.

In accordance with the provisions of the Custody Agreement, please indicate your acceptance of the foregoing by executing this Amendment to the agreement and returning a copy to the Trust.

Sincerely,

On behalf of the Entities listed on Appendix A

By:	/s/ Charles Chiesa
Name:	Charles Chiesa
Title:	Chief Financial Officer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Richard W. Stowe
Name:	Richard W. Stowe
Title:	Managing Director, Duly Authorized

Effective Date: June 3, 2026

Appendix A

List of Trusts/Funds

Columbia Acorn Trust

Columbia Acorn European Fund
Columbia Acorn Fund
Columbia Acorn International
Columbia Acorn International Select
Columbia Thermostat Fund

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund
Columbia Capital Allocation Moderate Aggressive Portfolio
Columbia Capital Allocation Moderate Conservative Portfolio
Columbia Convertible Securities Fund
Columbia Cornerstone Equity Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Opportunity Fund
Columbia Large Cap Index Fund
Columbia Mid Cap Index Fund
Columbia Select Mid Cap Value Fund
Columbia Short Duration Municipal Bond Fund
Columbia Short Term Bond Fund
Columbia Small Cap Index Fund
Columbia Small Cap Value and Inflection Fund
Columbia Overseas Value Fund

Columbia Funds Series Trust I

Columbia Adaptive Risk Allocation Fund
Columbia Balanced Fund
Columbia Contrarian Core Fund
Columbia Cornerstone Growth Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Global Technology Growth Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Integrated Large Cap Growth Fund II (f/k/a Multi-Manager Growth Strategies Fund)
Columbia Intermediate Duration Municipal Bond Fund
Columbia International Dividend Income Fund
Columbia Massachusetts Intermediate Municipal Bond Fund

Columbia Multi Strategy Alternatives Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Real Estate Equity Fund
Columbia Select Corporate Income Fund
Columbia Select Large Cap Growth Fund
Columbia Select Mid Cap Growth Fund
Columbia Small Cap Growth Fund
Columbia Small Cap Value Discovery Fund
Columbia Strategic California Municipal Income Fund
Columbia Strategic Income Fund
Columbia Strategic New York Municipal Income Fund
Columbia Total Return Bond Fund
Columbia Total Return Municipal Income Fund
Columbia U.S. Treasury Index Fund
Columbia Ultra Short Term Bond Fund
Multi-Manager Alternative Strategies Fund
Multi-Manager Directional Alternative Strategies Fund
Multi-Manager International Equity Strategies Fund
Multi-Manager Large Cap Growth Strategies Fund
Multi-Manager Small Cap Equity Strategies Fund
Multi-Manager Total Return Bond Strategies Fund
Multisector Bond SMA Completion Portfolio
Overseas SMA Completion Portfolio

Columbia Funds Series Trust II

Columbia Capital Allocation Aggressive Portfolio
Columbia Capital Allocation Conservative Portfolio
Columbia Capital Allocation Moderate Portfolio
Columbia Commodity Strategy Fund
Columbia Disciplined Core Fund
Columbia Disciplined Growth Fund
Columbia Disciplined Value Fund
Columbia Dividend Opportunity Fund
Columbia Emerging Markets Bond Fund
Columbia Flexible Capital Income Fund
Columbia Floating Rate Fund
Columbia Global Opportunities Fund
Columbia Global Value Fund
Columbia Government Money Market Fund
Columbia High Yield Bond Fund
Columbia Income Builder Fund
Columbia Income Opportunities Fund

Columbia Integrated Small Cap Growth Fund
Columbia Intrinsic Value Fund
Columbia Minnesota Tax-Exempt Fund
Columbia Mortgage Opportunities Fund
Columbia Overseas Core Fund
Columbia Pyrford International Stock Fund
Columbia Quality Income Fund
Columbia Select Global Equity Fund
Columbia Select Large Cap Value Fund
Columbia Select Short Corporate Income Fund
Columbia Select Small Cap Value Fund
Columbia Seligman Global Technology Fund
Columbia Seligman Technology and Information Fund
Columbia Short-Term Cash Fund
Columbia Strategic Municipal Income Fund
Columbia Ultra Short Duration Municipal Bond Fund
Multi-Manager Value Strategies Fund

Columbia Funds Variable Insurance Trust

Columbia Variable Portfolio - Contrarian Core Fund
Columbia Variable Portfolio - Long Government/Credit Bond Fund
Columbia Variable Portfolio - Small Company Growth Fund
Columbia Variable Portfolio - Small Cap Value Discovery Fund (f/k/a Columbia Variable Portfolio - Small Cap Value Fund)
Columbia Variable Portfolio - Strategic Income Fund
Variable Portfolio - Managed Risk Fund
Variable Portfolio - Managed Risk U.S. Fund,
Variable Portfolio - Managed Volatility Conservative Fund
Variable Portfolio - Managed Volatility Conservative Growth Fund
Variable Portfolio - Managed Volatility Growth Fund
Variable Portfolio - U.S. Flexible Conservative Growth Fund
Variable Portfolio - U.S. Flexible Growth Fund
Variable Portfolio - U.S. Flexible Moderate Growth Fund

Columbia Funds Variable Series Trust II

Columbia Variable Portfolio - Balanced Fund
Columbia Variable Portfolio - Commodity Strategy Fund
Columbia Variable Portfolio - Core Equity Fund
Columbia Variable Portfolio - Cornerstone Equity Fund (f/k/a Columbia Variable Portfolio - Select Large Cap Equity Fund)
Columbia Variable Portfolio - Cornerstone Growth Fund (f/k/a Columbia Variable Portfolio - Large Cap Growth Fund)
Columbia Variable Portfolio - Disciplined Core Fund

Columbia Variable Portfolio - Dividend Opportunity Fund
Columbia Variable Portfolio - Emerging Markets Bond Fund
Columbia Variable Portfolio - Emerging Markets Fund
Columbia Variable Portfolio - Global Strategic Income Fund
Columbia Variable Portfolio - Government Money Market Fund
Columbia Variable Portfolio - High Yield Bond Fund
Columbia Variable Portfolio - Income Opportunities Fund
Columbia Variable Portfolio - Intermediate Bond Fund
Columbia Variable Portfolio - Large Cap Index Fund
Columbia Variable Portfolio - Overseas Core Fund
Columbia Variable Portfolio - Select Corporate Income Fund (f/k/a Columbia Variable Portfolio - Corporate Bond Fund
Columbia Variable Portfolio - Select Large Cap Value Fund
Columbia Variable Portfolio - Select Mid Cap Growth Fund
Columbia Variable Portfolio - Select Mid Cap Value Fund
Columbia Variable Portfolio - Select Short Corporate Income Fund (f/k/a Columbia Variable Portfolio - Limited Duration Credit Fund)
Columbia Variable Portfolio - Select Small Cap Value Fund
Columbia Variable Portfolio - Seligman Global Technology Fund
Columbia Variable Portfolio - U.S. Government Mortgage Fund
CTIVP - Blackrock Global Inflation-Linked Securities Fund (f/k/a - CTIVP - BlackRock Global Inflation-Protected Securities Fund)
CTIVP - CenterSquare Real Estate Fund
CTIVP - Fidelity Institutional AM® Total Bond Fund (f/k/a CTIVP - American Century Diversified Bond Fund)
CTIVP - Principal Large Cap Growth Fund
CTIVP - T. Rowe Price Large Cap Value Fund
CTIVP - TCW Total Return Bond Fund (f/k/a CTIVP - TCW Core Plus Bond Fund)
CTIVP - Victory Sycamore Established Value Fund
CTIVP - Wellington Large Cap Value Fund
CTIVP - Westfield Mid Cap Growth Fund
CTIVP - Westfield Select Large Cap Growth Fund
Variable Portfolio - Aggressive Portfolio
Variable Portfolio - Conservative Portfolio
Variable Portfolio - Managed Volatility Moderate Growth Fund
Variable Portfolio - Moderate Portfolio
Variable Portfolio - Moderately Aggressive Portfolio
Variable Portfolio - Moderately Conservative Portfolio
Variable Portfolio - Partners Core Bond Fund
Variable Portfolio - Partners Core Equity Fund
Variable Portfolio - Partners International Core Equity Fund
Variable Portfolio - Partners International Growth Fund
Variable Portfolio - Partners International Value Fund
Variable Portfolio - Partners Small Cap Growth Fund
Variable Portfolio - Partners Small Cap Value Fund

Columbia Funds Variable Series Trust

Columbia Variable Portfolio - Acorn Fund
Columbia Variable Portfolio - Acorn International Fund

Columbia Seligman Premium Technology Growth Fund, Inc.

Columbia Credit Income Opportunities Fund

Tri-Continental Corporation

Columbia Credit Income Opportunities Subsidiary Fund, LLC

ASGM Offshore Fund, Ltd.

ASMF Offshore Fund, Ltd.

CCSF Offshore Fund, Ltd.

CMSAF1 Offshore Fund, Ltd.

CMSAF2 Offshore Fund, Ltd.

CMSAF3 Offshore Fund, Ltd.

CVPCSF Offshore Fund, Ltd.

ETF Clients:

Columbia ETF Trust I

Columbia AAA CLO ETF
Columbia Core Bond ETF
Columbia Core Plus Bond ETF
Columbia Corporate Bond ETF
Columbia Diversified Fixed Income Allocation ETF
Columbia High Dividend Premium Income ETF
Columbia International Equity Income ETF
Columbia Large Cap Growth ETF
Columbia Multi-Sector Municipal Income ETF
Columbia Research Enhanced Core ETF
Columbia Research Enhanced International Equity ETF
Columbia Research Enhanced Mid Cap ETF
Columbia Research Enhanced Real Estate ETF

Columbia Research Enhanced Core Premium Income ETF
Columbia Research Enhanced Small Cap ETF
Columbia Research Enhanced Value ETF
Columbia Select Technology ETF
Columbia Short Duration Bond ETF
Columbia Short Duration High Yield ETF
Columbia U.S. Equity Income ETF
Columbia U.S. High Yield ETF

Columbia ETF Trust II

Columbia EM Core ex-China ETF
Columbia India Consumer ETF
Columbia Research Enhanced Emerging Economies ETF